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                                                                    EXHIBIT 3.1

                 SIXTH RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                       VIRUS RESEARCH INSTITUTE, INC.



         VIRUS RESEARCH INSTITUTE, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), hereby certifies as follows:

         FIRST: The name of the Corporation is Virus Research Institute, Inc. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on February 12, 1991, a Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 16, 1992, a Second Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 30, 1992, a Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 25, 1993, a Certificate of Amendment to the Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 1, 1994, a Fourth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 8, 1994, a Fifth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 20, 1994 and Certificates of Amendment to the Fifth Restated Certificate of Incorporation were filed on September 26, 1995, January 5, 1996, May 31, 1996 and June 11, 1996.

         SECOND: This Sixth Restated Certificate of Incorporation only restates and integrates and does not further amend the Fifth Restated Certificate of Incorporation of the Corporation, was duly adopted by the Board of Directors of the Corporation without a vote of stockholders in accordance with the provisions of Section 245 of the Delaware General Corporation Law, and there is no discrepancy between the provisions of the Fifth Restated Certificate of Incorporation and the provisions of the Sixth Restated Certificate of Incorporation.

         THIRD: The text of the Fifth Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby restated to read in its entirety as follows:

                                  ARTICLE I
                                  ---------
                                    Name
                                    ----

         The name of the Corporation is Virus Research Institute, Inc.




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                                 ARTICLE II
                                 ----------
                                   Purpose
                                   -------

         The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                 ARTICLE III
                                 -----------
                                Capital Stock
                                --------------

         AUTHORIZATION. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000, consisting of 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and 30,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock").

               (b) The Preferred Stock may be issued in any number of series designated by the Board of Directors of the Corporation (the "Board of Directors") pursuant to Section B.1 hereof.

                            PART A.  COMMON STOCK
                            ---------------------

         A.1 DESIGNATION AND AMOUNT. The designation of this class of capital stock shall be "Common Stock," par value $.001 per share ("Common Stock"). The number of authorized shares of Common Stock is 30,000,000. Subject to any other applicable restrictions, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

         A.2 VOTING. Except as provided in this Sixth Restated Certificate of Incorporation or by applicable law, each Common Stockholder shall be entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no Common Stockholder shall be entitled to more than one vote per share of Common Stock.

         A.3 OTHER RIGHTS. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any liquidation, dissolution, winding up or otherwise of the Corporation, the right

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to receive ratably and equally, together with the holders of outstanding shares of any other class or series of stock then having such rights, all the assets and funds of the Corporation remaining after the payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Preferred Stock, if any, may be entitled with respect to the distribution of assets in liquidation, as provided herein.

                          PART B.  PREFERRED STOCK
                          ------------------------

         B.1 DESIGNATION OF SERIES OF PREFERRED STOCK. Subject to any limitations prescribed by law, the Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more other series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution of resolutions, the following provisions of the shares of any such series:

               (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

               (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

               (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

               (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

               (e) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

               (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;


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               (g)  whether the shares of such class or series shall be
convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and condition of conversion or exchange;

               (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or series;

               (i) the conditions or restrictions, if any, to be effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

               (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

         The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated to any one or more series of Preferred Stock pursuant to this Section B.1.

                                 ARTICLE IV
                                 ----------
                              Registered Agent
                              -----------------

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, DE, New Castle County, 19805. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE V
                                  ---------
                             Board of Directors
                             ------------------

         The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.


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                                 ARTICLE VI
                                 ----------
                            Amendment of By-laws
                            --------------------

         Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the votes present and entitled to vote on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the votes present and entitled to vote on such amendment or repeal by holders of voting stock, voting together as a single class.

                                 ARTICLE VII
                                 -----------
                             Perpetual Existence
                             -------------------

         The Corporation is to have perpetual existence.

                                ARTICLE VIII
                                ------------
            Amendments and Repeal of Certificate of Incorporation
            -----------------------------------------------------

         The Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the Delaware General Corporation Law, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together a single class, shall be required to amend or repeal any of the provisions of Article XII or this Article VIII of this Certificate of Incorporation.


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                                 ARTICLE IX
                                 ----------
                        Compromises and Arrangements
                        ----------------------------

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law, order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE X
                                  ---------
                           Limitation of Liability
                           -----------------------

         A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

                                 ARTICLE XI
                                 ----------
                               Indemnification
                               ---------------

         The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, from and against all expenses (including attorneys' fees),

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judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person in not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such payments.

         The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

         The indemnification rights provided in this Article XII (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         Any amendment or repeal of the provisions of this Article shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission of much director or officer occurring prior to such amendment or repeal.

                                 ARTICLE XII
                                 -----------
                             Stockholder Action
                             ------------------

         Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.


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         I, William A. Packer, President of the Corporation, for the purpose of restating the Corporation's Certificate of Incorporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 31st day of July, 1996.


                                       VIRUS RESEARCH INSTITUTE, INC.


                                       By: /s/ WILLIAM A PACKER
                                           -------------------------------------
                                           WILLIAM A PACKER
                                           President


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